Calculation of Filing Fee Table

Form S-1

(Form Type)

1st Franklin Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Series 1 Variable Rate Subordinated Debentures	Rule 457(o)	—	—	$30,157,972.00(1)	$110.20 per $1,000,000	$3,323.41
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	Debt	Series 1 Variable Rate Subordinated Debentures	Rule 415(a)(6)	—		$19,842,028.00(1)			S-1	333-237642	April 21, 2020	$2,575.62
	Total Offering Amounts					$50,000,000.00(1)		$3,323.41
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fees Due							$3,323.41

(1)Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the $50,000,000.00 of Series 1 Variable Rate Subordinated Debentures (“Debentures”) registered pursuant to this registration statement includes $19,842,028.00 of unsold Debentures (the “Unsold Debentures”) previously registered and currently unsold under the Registrant’s Registration Statement on Form S-1 (File No. 333-237642), which was initially filed by the Registrant on April 10, 2020 and declared effective on April 21, 2020 (the “Prior Registration Statement”). The Unsold Debentures remain registered under the Prior Registration Statement and are being carried forward to this registration statement. Filing fees of $2,575.62 were previously paid in connection with the Unsold Debentures. Pursuant to Rule 415(a)(6), the filing fee previously paid with respect to the Unsold Debentures will continue to be applied to such securities. Accordingly, the amount of the registration fee being paid herewith relates solely to the $30,157,972.00 of newly registered Debentures being registered hereunder. Pursuant to Rule 415(a)(6), the offering of Unsold Debentures under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

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